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                                                                   Exhibit 11(a)
                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                    TELEPHONE (617) 5701-1000
                                                    TELECOPIER (617) 923-1231


                                 March 2, 1998


Five Arrows Short-Term Investment Trust
3435 Stelzer Road
Columbus, Ohio 43219


Ladies and Gentlemen:

        We hereby consent to the reference in Post-Effective Amendment No. 2 (the "Amendment") to the Registration Statement (No. 333-10237) on Form N-1A of Five Arrows Short-Term Investment Trust (the "Registrant"), a Delaware business trust, to our opinion with respect to the legality of the shares of the Registrant representing interests in the U.S. Dollar Fund, Pound Sterling
Fund, Deutsche Mark Fund and Canadian Dollar Fund series of the Registrant, which opinion was filed with Pre-Effective Amendment No. 2 to the Registrant Statement.

        We also hereby consent to the reference to this firm in the Prospectuses under the heading "Legal Counsel" and in the Statement of Additional Information under the heading "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" which form a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.


                                             Very truly yours,

                                             /s/ Goodwin, Procter, & Hoar LLP
                                             --------------------------------
                                             GOODWIN, PROCTER & HOAR LLP